PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into as of February 11, 2003, by and between Special Equity IV, L.P., a California limited partnership ("SEIVLP") and IQ Biometrix, Inc., a Delaware corporation ("IQB").

         WHEREAS, SEIVLP has made a loan to Mvion, Inc. ("Mvion") in the original principal amount of up to $2,500,000 of which $2,200,000 has been disbursed as of the date of this Agreement (the disbursed amount, together with any and all accrued fees, expenses, interest and other charges payable by Mvion with respect thereto, the "Loan") as evidenced by that certain Secured Convertible Promissory Note dated as of May 11, 2001 (the "Note"), which Loan is secured by the assets listed in Exhibit B to the Note (the "Collateral")..

         WHEREAS, subject to the terms and conditions of this Agreement, IQB has agreed to purchase from SEIVLP and SEIVLP has agreed to sell to IQB all of SEIVLP's right, title and interest in and to (i) the Loan, the Note, any applicable UCC Financing Statements, intercreditor agreements, and the like (collectively, the "Documents"), (ii) any claims of SEIVLP against Mvion arising under or in connection with the Documents and the transactions contemplated by this Agreement (the "Claims"), and (iv) all original instruments, files and records relating to the Loan (the "Records") (all of the foregoing being referred to herein collectively, as the "Purchased Assets"), on the terms and conditions set forth herein. The Purchased Assets do not include any cash or other payment received by SEIVLP from Mvion in repayment of any portion of the Note prior to the Closing Date.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IQB and SEIVLP hereby agree as follows: 1. Sale of Purchased Assets.
a. On February 11, 2003 or such other date as IQB and SEIVLP may agree to in writing, and subject to satisfaction of the conditions set forth in Section 7 (the "Closing Date"), in consideration of and in exchange for SEIVLP's receipt of the Purchase Price (as set forth below), SEIVLP agrees to irrevocably sell, transfer, assign, convey, and set over to IQB, and IQB hereby agrees to purchase and assume from SEIVLP, all of SEIVLP's right, title and interest in the Purchased Assets, including SEIVLP's interest in the Collateral. On the Closing Date, SEIVLP and IQB shall execute and deliver to each other a Bill of Sale, substantially in the form attached hereto as Exhibit A.
b. SEIVLP and IQB intend that the assignment and sale by SEIVLP of the Purchased Assets shall constitute a valid transfer and conveyance of the Purchased Assets, and that the Purchased Assets not be part of SEIVLP's estate in the event of the insolvency or bankruptcy of SEIVLP. In the event that the Purchased Assets are held to be the property of SEIVLP's bankruptcy estate, or if for any reason this Agreement is held or deemed to create a security interest in the Purchased Assets, then this Agreement shall also be deemed to be a security agreement within the meaning of Article 8 and Article 9 of the Uniform Commercial Code as in effect in the State of California and the conveyance provided for in this
Section 1(b) shall be deemed to be a grant by SEIVLP to IQB of a valid security interest in all of SEIVLP's right, title and interest in and to the Purchased Assets.
2. Purchase Price.
a. Warrant. On the Closing Date, IQB shall issue to SEIVLP a warrant (the "Warrant") to purchase up to an aggregate of 1,000,000 shares of common stock of IQB, exercisable at price per share of $1.00 (subject to adjustment in certain circumstances), substantially in the form attached hereto as Exhibit B.
b. Stock. In addition to the Warrant, IQB shall issue to SEIVLP 700,000 shares of Common Stock of IQB (the "Common Stock"). 3. Representations, Warranties, and Covenants of SEIVLP. Except as set forth below, SEIVLP makes no representations or warranties of any nature or kind. The representations and warranties set forth in this Section 3 shall survive the Closing Date. SEIVLP hereby represents and warrants to IQB, as of the Closing Date, as follows:
a. Due Organization; Authority. SEIVLP (i) is duly organized, validly existing and in good standing under the laws of the State of California and (ii) has all requisite applicable power to own the Purchased Assets owned by it and to carry on its business as now being conducted.
b. Authority. SEIVLP has the full power, authority and legal right to execute and deliver this Agreement (and all agreements executed and delivered by it in connection herewith) and to perform all transactions contemplated by this Agreement. Furthermore, SEIVLP has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by each other party hereto, constitutes SEIVLP's legal, valid and binding obligation enforceable in accordance with its terms. c. No Assignment. SEIVLP has good and marketable title to the Purchased Assets free and clear of all liens, security interests, encumbrances and claims. SEIVLP has not assigned, conveyed, sold, pledged, or transferred any interest in the Purchased Assets to or for the benefit of any person or entity and has not entered into any agreement (other than this Agreement), to assign, convey, sell or transfer any of SEIVLP's right, title or interest in and to any of the Purchased Assets. SEIVLP makes no representation or warranty, and shall have no responsibility, as to the validity or collectibility of the Note or as to the financial condition of Mvion.
d. No Conflicts. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and conditions of this Agreement by SEIVLP will (i) conflict with or result in a breach of any of the terms, conditions or provisions of its certificate of organization or bylaws, as amended, or other organizational documents or any agreement, contract, loan, understanding or instrument to which it is now a party or by which it (or any of its properties) is or may be bound, or constitute a default or result in an acceleration of indebtedness under any of the foregoing; (ii) conflict with or result in a breach of any law, rule or regulation; (iii) result in the violation of any order, judgment or decree to which SEIVLP (or any of its properties) is subject; or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of SEIVLP's properties pursuant to the terms of any mortgage, deed of trust, contract or other instrument, except for such conflicts or breaches that would not reasonably be expected to have a Material Adverse Effect. e. No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over SEIVLP (or any of its properties) or any other person, including, without limitation, Mvion, is required for (i) SEIVLP's execution and delivery of this Agreement (and each agreement executed and delivered by it in connection herewith) or (ii) the consummation by SEIVLP of the transactions contemplated by this Agreement, or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable) and is still in full force and effect. f. Loan Proceeds Disbursed; Outstanding Balance. The proceeds of the Loan have been fully disbursed as described in the records, and there is no requirement for future advances under the Loan Agreement. As of the Closing Date, the principal outstanding balance on the Note is $2,200,000.
g. Delivery of Documents. On the Closing Date, SEIVLP will have delivered to IQB
(i) The original Note, endorsed by SEIVLP in blank or in the following form: Pay to the order of IQ Biometrix, Inc. or in such other form as IQB may designate;
(ii) the original Loan Agreement; and (iii) copies of all the books and records maintained by SEIVLP relating to the Purchased Assets and retained by SEIVLP relating to Mvion, including, without limitation, applicable UCC Financing Statements, Inter-Creditor Agreements, Subordination Agreements, all financial, accounting and operational matters relating to the Purchased Assets, and all files and documents (including credit information) relating to Mvion relating to any the Purchased Assets, except for those documents that are confidential (unless IQB has first entered into a confidentiality agreement in form and substance reasonably acceptable to SEIVLP).
h. Perfection. SEIVLP has made all filings as described in the Records that were reasonably deemed necessary or desirable by SEIVLP with the appropriate state or U.S. federal offices in order to perfect SEIVLP's interest in the Purchased Assets and to continue the perfection thereof, to the extent such interests can be perfected by filing, including but not limited to filings of UCC-1 financing statements.
i. UCC-1 Financing Statement. SEIVLP shall deliver a form of UCC-1 financing statement naming SEIVLP as debtor, IQB as secured party, the Purchased Assets as collateral, in the jurisdiction in which the chief executive office of SEIVLP is located. j. UCC Assignment. SEIVLP shall deliver forms of UCC for each applicable Financing Statement, naming IQB as assignee of secured party, for filing by IQB on or after the Closing Date k. Loan Payments. SEIVLP has not received any payments pursuant to the Note, and agrees that any payments or other sums received by it or on its behalf after the Closing Date with respect to the Purchased Assets shall be held in trust for IQB and immediately remitted to IQB.

                  j. Representation Related to Common Stock of IQB. With respect to the Common Stock to be delivered to SEIVLP pursuant to Section 2.b hereof and the Common Stock issuable upon the exercise of the Warrant pursuant to Section 2.a hereof, SEIVLP hereby represents, warrants, and covenants to IQB, as of the Closing Date, as follows:

                           (i) Investment Only. SEIVLP understands that IQB is making this Agreement with SEIVLP in reliance upon SEIVLP's representation to IQB, which by SEIVLP's execution of this Agreement SEIVLP hereby confirms, that the Common Stock to be received by SEIVLP and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for SEIVLP's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that SEIVLP has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, SEIVLP further represents that SEIVLP does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                           (ii) Disclosure of Information. SEIVLP has received and reviewed information about the Company and has had an opportunity to discuss the Company' business, management and financial affairs with its management. SEIVLP understands and acknowledges that such discussions, as well as any written information issued by IQB, (i) were intended to describe the aspects of the Company's business and prospects which IQB believes to be material, but were not necessarily an exhaustive description, and (ii) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause IQB's actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements. Nothing contained in this Section 4.4 shall limit in any respect the Company's representations and warranties contained in Section 3 hereof.

                           (iii) Investment Experience. SEIVLP acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

                           (iv) Accredited Investor. SEIVLP is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as now in effect and shall submit to IQB such further assurances of such status as may be reasonably requested by IQB.

                           (v) Restricted Securities. SEIVLP understands that the Common Stock and the Warrant it is receiving are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from IQB in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933 only in certain limited circumstances. In this connection, SEIVLP represents that it is familiar with SEC Rule 144, as now in effect, and understands the resale limitations imposed thereby and by the Act.

                           (vi) Legends. It is understood that the certificates evidencing the Common Stock may bear one or all of the following legends:

                           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT
                  BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

                           and

                           Any legend required by applicable state securities
laws.

                  k. Brokerage Fees. No Person acting on behalf of SEIVLP or any of its affiliates or under the authority of any of them is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from IQB or SEIVLP or any of their affiliates in connection with any of the transactions contemplated hereby.

         4. Representations and Warranties of IQB. Except as set forth below, IQB makes no representations or warranties of any nature or kind. The representations and warranties set forth in this Section 4 shall survive the Closing Date. IQB hereby represents and warrants to SEIVLP, as of the Closing Date, as follows:

                  a. Authorization. IQB has full legal right, power and capacity to enter into, execute, deliver and perform this Agreement and all attendant documents and instruments contemplated hereby. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of IQB and is enforceable with respect to IQB in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies. The execution and delivery of this Agreement by IQB, and the consummation of the transactions contemplated hereby by IQB in accordance with the terms hereof shall not conflict with or result in a breach of, violation of, or default under, (or constitute an event that with notice, lapse of time, or both, would constitute a breach or default under) any of the terms, conditions or provisions of the charter documents, as amended, of IQB, any provision of the laws of the State of Delaware, or any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which IQB is a party or by which any of its respective assets or properties are bound.

                  b. Consent. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Common Stock or the Common Stock issuable pursuant to the Warrant, or the consummation of any other transaction contemplated by this Agreement, except (i) the filing of such notices and submissions as may be required under the Securities Act of 1933, as amended (the "Securities Act") and (iii) such filings as may be required under applicable state securities laws which the Company shall make promptly.

                  c. Valid Issuance of Common Stock. The Common Stock, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and state securities laws; provided, however, that the Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein.

                  d. Independent Investigation. IQB has experience and expertise in evaluating assets similar to the Purchased Assets, and has obtained such documents and financial and other information as it has deemed necessary and appropriate to make its own independent legal and business analysis and decision to enter in this Agreement, without reliance on any representation or statement by SEIVLP, including, without limitation, an investigation of the Purchased Assets, and the financial condition and creditworthiness of Mvion. Without limiting the generality of the foregoing, IQB has reviewed copies of the Documents and to the extent it has deemed necessary, it has reviewed or had the opportunity to review the Records maintained by SEIVLP.

                  e. Reservation of Shares. IQB has reserved (i) 700,000 shares of its common stock for issuance of the Common Stock pursuant to Section 2(b) of this Agreement and (ii) 1,000,000 shares of its common stock for issuance upon the exercise of the Warrant pursuant to Section 2(a) of this Agreement (as such number may be adjusted in accordance with the provisions of the Warrant Agreement).

                  f. Investment. IQB (i) understands that the Note included in the Purchased Assets has not been, and will not be, registered under the Securities Act, or under any state securities laws, and such Note is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Note solely for its own account for investment purposes for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with any distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Note and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Note and the Purchased Assets, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Note and the Purchased Assets, and (vi) is an accredited investor within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission.

                  g. Post Closing Registration. IQB is currently preparing form SB-2 for filling with the Securities and Exchange Commission. The Common Stock and the common stock issuable pursuant to the Warrant shall be included for registration in such filing. While acting in a commercially reasonable fashion, IQB shall promptly after the Closing, file such form for registration and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act), of the Shares. The term "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder with the Securities and Exchange Commission, and the declaration or ordering of the effectiveness of such registration statement.

         5.       Conditions Precedent.
a. Conditions Precedent to SEIVLP's Obligation to Close. SEIVLP's obligation to close on the transactions contemplated by this Agreement shall be conditioned upon: i. IQB having performed all of its obligations under this Agreement; ii. IQB's representations and warranties shall be true and correct in all material respects; iii. IQB having paid to SEIVLP the Purchase Price; and iv. SEIVLP having received a fully executed copy of this Agreement and the Bill of Sale.

If the foregoing conditions precedent are not satisfied (or waived by SEIVLP) as of the Closing Date, SEIVLP may terminate this Agreement by written notice to IQB, in which case, neither party shall have any further claims against, obligations to, or rights against the other.
b. Conditions Precedent to IQB's Obligation to Close. IQB's obligation to close on the transactions contemplated by this Agreement shall be conditioned upon the following: i. SEIVLP shall have performed all of its obligations under this Agreement, including, without limitation, delivery of all the Documents hereof, endorsed as provided herein, by the Closing Date;
ii. SEIVLP's representations and warranties shall be true and correct in all material respects as of the Closing Date; iii. IQB having received a fully executed copy of this Agreement; and iv. Eric A. McAfee shall have entered into and be in compliance with that certain Put Agreement with IQB and the accompanying Escrow Agreement.
v. SEIVLP shall have delivered to IQB that certain estoppel certificate from Mvion a copy of which is attached hereto as Exhibit C (the "Estoppel Certificate").

If the foregoing conditions precedent are not satisfied (or waived by IQB) as of the Closing Date, IQB may terminate this Agreement by written notice to SEIVLP, in which case, neither party shall have any further claims against, obligations to, or rights against the other.

         6. Miscellaneous.
a. Expenses. IQB and SEIVLP shall each bear their own expenses incurred in connection with the transactions contemplated by this Agreement. b. Transfer Taxes. IQB shall pay all sales, use, excise, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges, as levied by any taxing authority or governmental agency in connection with the transfer of assets contemplated by this Agreement. SEIVLP hereby agrees to file all necessary documents with respect to such amounts in a timely manner.
c. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing, and shall be deemed given when personally delivered to a party set forth below or when sent by telecopy providing a transmission confirmation (provided that such notice is immediately sent by a recognized overnight delivery service), or three (3) days after mailed by first class mail, registered, or certified, return receipt requested, postage prepaid, or when delivered by nationally-recognized overnight delivery service, with proof of delivery, delivery charges prepaid, in any case addressed as follows:


   If to Consultant:                           If to IQB:

   Special Equity IV, L.P.                     IQ Biometrix, Inc.
   c/o Forte' Capital Partners, LLC            10600 N. DeAnza Blvd, Ste 250
   4 Embarcadero  Center,  Suite 1590          Cupertino, CA  95014
   San Francisco, CA 94111                     Attention: Greg Micek, President
   Tel:  650.888.8336                          Fax: (408) 873-0550
   Fax:  415.288.0532
   Attention:  Daniel McKelvey
d. Entire Agreement. This Agreement, together with the agreements referenced herein and the schedules and exhibits attached hereto, constitutes the entire agreement of the parties hereto regarding the purchase and sale of the Purchased Assets, and all prior agreements, understandings, representations and statements, whether oral or written, including but not limited to that certain letter of intent entitled "Agreement" between the parties hereto dated November 15, 2002, are superseded hereby. e. Captions. Section captions used in this Agreement are for convenience only, and do not affect the construction of this Agreement.
f. Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof and shall be deemed an original signature for all purposes.
g. Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained in this Agreement.
h. Further Assurances. At any time or from time to time after the Closing, each party shall, at the request of the other, execute and deliver any further instruments or documents and take all such further action as the requesting party may reasonably request in order to evidence or effect the consummation of the transactions contemplated hereby. i. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each party. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
j. Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of California (without reference to conflicts of law principles). With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Eastern District of California). k. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation".
l. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns. m. Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Neither party may assign its rights or interests hereunder without the prior written consent of the other party. Neither party may delegate all or any of its obligations or duties hereunder, without the prior written consent of the other party.
n. Confidentiality. Until the Closing Date, IQB and SEIVLP agree that they will hold in confidence all information, data and documents obtained by them or any of their representatives from any representative, officer or employee of each other, and that none of them nor any of their representatives will disclose any such information, data or documents to any third party and none of them will discuss this Agreement or the transactions contemplated hereby for a one (1) year period following the Closing Date with any party other than officers, employees, agents and representatives of the party or their legal counsel and financing sources deemed necessary to the completion of the transactions described herein.

         IN WITNESS WHEREOF, IQB and SEIVLP have caused this Agreement to be executed as of the day and year first above written.

                                     SEIVLP:

                                     Special Equity IV, L.P.





                                     By: _________________________
                                     Daniel McKelvey, Managing Member of Forte
                                        Capital Partners, LLC. Forte' Capital
                                        Partners is GP of SEIV, LP.





                                     IQB:

                                     IQ Biometrix, Inc.





                                      By: _________________________
                                      William Scigliano, CEO





                 [Signature Page to Purchase and Sale Agreement]

                                    EXHIBIT A
                                       TO
                           PURCHASE AND SALE AGREEMENT

                              Form of Bill of Sale













                                   (attached)

                                    EXHIBIT B
                                       TO
                           PURCHASE AND SALE AGREEMENT

                            Form of Warrant Agreement
















                                   (attached)

                                    EXHIBIT C
                                       TO
                           PURCHASE AND SALE AGREEMENT

                          Form of Estoppel Certificate













                                   (attached)